Exhibit 99.1

Intuitive Machines Reports First Quarter 2024 Financial Results; Provides 2024 Revenue Outlook

•Delivered NASA and commercial payloads to the Moon further south than any vehicle in history, marking the United States’ first lunar landing in over 50 years, on February 22, 2024

•Achieved record revenues in the quarter; $73.1 million, an increase of over 300% versus prior year

•Continued positive gross margin momentum; $12.2 million in the quarter driven by IM-1 mission success milestone payments from NASA and commercial customers

•Disciplined cash management; $6.4 million cash used from operations in the quarter, a reduction of $12.2 million versus prior year

•Ended the quarter with a cash balance of $55.2 million, the largest balance relative to any quarter-end since the Company’s inception

•Awarded $30 million for NASA’s Lunar Terrain Vehicle (“LTV”) contract to support the agency’s Artemis Campaign as a prime contractor within NASA’s $4.6 billion LTV Services project

Houston, TX, May 14, 2024 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a leading space exploration, infrastructure, and services company, today announced its financial results for the first quarter ended March 31, 2024.

Intuitive Machines CEO Steve Altemus said, “We had an excellent start to the year, anchored by our successful IM-1 mission and a full quarter of OMES III operations. Revenue was over $73 million in the quarter, an increase of over 300% versus Q1 of last year and the highest quarter since the Company’s inception. This was yet another historic feat for us and showcases our continued growth trajectory.”

Mr. Altemus continued, “On April 3rd, we announced Intuitive Machines’ Lunar Terrain Vehicle (LTV) services award, which moves us beyond the delivery of science and discovery payloads and onto heavier cargo delivery and surface systems development and operations. The LTV delivery system, the rover design itself, and both the autonomous and crewed operations represent the first critical piece of infrastructure for the Artemis campaign.”

2024 Outlook

•Expect full-year 2024 revenue of $200 - $240 million, resulting in 2.5x - 3x prior year sales
•Q1 ending cash balance expected to be sufficient to fund operations through the end of the year
•Continue to add cash reserves based on projected wins and planned operations to execute growth trajectory
•Backlog expansion driven by key upcoming awards; Near Space Network Services (NSNS), the next Commercial Lunar Payload Services (CLPS) award, among others
•IM-2 mission to the Moon’s south pole Shackleton connecting ridge planned for late 2024

First Quarter 2024 Financial Highlights

•Contracted backlog of $222.4 million as of the end of the first quarter
•First quarter 2024 revenue of $73.1 million, an increase of 301% year-over-year, driven primarily by OMES III and NASA Commercial Lunar Payload Services (CLPS) initiative contracts, compared to $18.2 million in the prior year period
•First quarter 2024 operating loss of $(5.4) million, driven primarily by IM-1 mission success milestone payments from NASA and commercial customers versus $(14.0) million in the prior year period
•Ending cash balance of $55.2 million as of the end of the first quarter which includes warrant exercises from an institutional investor

Conference Call Information

Intuitive Machines will host a conference call today, May 14, 2024, at 8:30 am Eastern Time to discuss these results. Participants may access the call at 1-877-451-6152, international callers may use 1-201-389-0879, and request to join the Intuitive Machines earnings call. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.
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Following the conference call, participants may access the telephonic replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13746064. A webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the SEC. This includes adjusted EBITDA (“Adjusted EBITDA”).

Adjusted EBITDA is a key performance measure that our management team uses to assess the Company’s operating performance and is calculated as net income (loss) excluding results from non-operating sources including interest income, interest expense, gain on extinguishing of debt, share-based compensation, change in fair value instruments, gain or loss on issuance of securities, other income/expense, depreciation, and provision for income taxes. Intuitive Machines has included Adjusted EBITDA because we believe it is helpful in highlighting trends in the Company’s operating results and because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies, including companies in Intuitive Machines’ industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are: Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP; Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation; and Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle. A reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

The Company has also included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space exploration, infrastructure, and services company focused on fundamentally disrupting lunar access economics. In 2024, Intuitive Machines successfully soft-landed the Company’s Nova-C class lunar lander, Odysseus, on the Moon, returning the United States to the lunar surface for the first time since 1972. The Company’s products and services are offered through its four in-space business units: Lunar Access Services, Orbital Services, Lunar Data Services, and Space Products and Infrastructure. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements that do not relate to matters of historical fact should be considered forward looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans relating to our missions to the Moon, including the expected timing of launch and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts including NSNS and CP-22; our expectations regarding revenue for government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; information under “2024 Outlook,” including our expectations on revenue generation and cash. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this press release: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets and know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts and funding by the government for the government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any litigation, including securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other public filings and press releases other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”), the section titled Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com

For media inquiries:
press@intuitivemachines.com

INTUITIVE MACHINES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$55,242	$4,498
Restricted cash	2,042	62
Trade accounts receivable, net	35,223	16,881
Contract assets	19,846	6,489
Prepaid and other current assets	3,375	3,681
Total current assets	115,728	31,611
Property and equipment, net	19,523	18,349
Operating lease right-of-use assets	35,402	35,853
Finance lease right-of-use assets	118	95
Total assets	$170,771	$85,908
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	47,429	$16,771
Accounts payable - affiliated companies	7,904	3,493
Current maturities of long-term debt	8,000	8,000
Contract liabilities, current	28,729	45,511
Operating lease liabilities, current	3,857	4,833
Finance lease liabilities, current	32	25
Other current liabilities	8,862	4,747
Total current liabilities	104,813	83,380
Contract liabilities, non-current	3,610	—
Operating lease liabilities, non-current	31,260	30,550
Finance lease liabilities, non-current	80	67
Earn-out liabilities	36,629	14,032
Warrant liabilities	38,312	11,294
Other long-term liabilities	4	4
Total liabilities	214,708	139,327
Commitments and contingencies
MEZZANINE EQUITY
Series A preferred stock subject to possible redemption	5,560	28,201
Redeemable noncontrolling interests	443,181	181,662
SHAREHOLDERS’ DEFICIT
Class A common stock	5	2
Class B common stock	—	—
Class C common stock	7	7
Treasury Stock	(12,825)	(12,825)
Paid-in capital	—	—
Accumulated deficit	(480,837)	(250,466)
Total shareholders’ deficit attributable to the Company	(493,650)	(263,282)
Noncontrolling interests	972	—
Total shareholders’ deficit	(492,678)	(263,282)
Total liabilities, mezzanine equity and shareholders’ deficit	$170,771	$85,908

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$73,068	$18,236
Operating expenses:
Cost of revenue (excluding depreciation)	60,911	23,126
Depreciation	414	296
General and administrative expense (excluding depreciation)	17,143	8,777
Total operating expenses	78,468	32,199
Operating loss	(5,400)	(13,963)
Other expense, net:
Interest expense, net	(20)	(279)
Change in fair value of earn-out liabilities	(22,597)	(3,726)
Change in fair value of warrant liabilities	(23,964)	—
Change in fair value of SAFE Agreements	—	(2,353)
Loss on issuance of securities	(68,676)	—
Other income, net	1	89
Total other expense, net	(115,256)	(6,269)
Loss before income taxes	(120,656)	(20,232)
Income tax expense	—	(3,215)
Net loss	(120,656)	(23,447)
Net loss attributable to Intuitive Machines, LLC prior to the Business Combination	—	(5,751)
Net loss (post Business Combination)	(120,656)	(17,696)
Net loss attributable to redeemable noncontrolling interest	(23,291)	(8,336)
Net income attributable to noncontrolling interest	972	—
Net loss attributable to the Company	(98,337)	(9,360)
Less: Preferred dividends	(471)	(328)
Net loss attributable to Class A common shareholders	$(98,808)	$(9,688)

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(120,656)	$(23,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	414	296
Bad debt expense	1,660	—
Share-based compensation expense	3,926	207
Change in fair value of SAFE Agreements	—	2,353
Change in fair value of earn-out liabilities	22,597	3,726
Change in fair value of warrant liabilities	23,964	—
Loss on issuance of securities	68,676	—
Other	—	582
Changes in operating assets and liabilities:
Trade accounts receivable, net	(20,002)	(1,006)
Contract assets	(13,357)	(4,727)
Prepaid expenses	305	(2,785)
Other assets, net	429	178
Accounts payable and accrued expenses	30,658	6,994
Accounts payable – affiliated companies	4,411	170
Contract liabilities – current and long-term	(13,172)	(8,140)
Other liabilities	3,705	6,933
Net cash used in operating activities	(6,442)	(18,666)
Cash flows from investing activities:
Purchase of property and equipment	(1,588)	(8,565)
Net cash used in investing activities	(1,588)	(8,565)
Cash flows from financing activities:
Proceeds from Business Combination	—	8,055
Proceeds from issuance of Series A Preferred Stock	—	26,000
Transaction costs	—	(782)
Proceeds from borrowings	10,000	—
Repayment of loans	(10,000)	—
Proceeds from issuance of securities	10,000	—
Stock option exercises	165	22
Forward purchase agreement termination	—	12,730
Warrants exercised	50,589	2,243
Net cash provided by financing activities	60,754	48,268
Net increase in cash, cash equivalents and restricted cash	52,724	21,037
Cash, cash equivalents and restricted cash at beginning of the period	4,560	25,826
Cash, cash equivalents and restricted cash at end of the period	57,284	46,863
Less: restricted cash	2,042	62
Cash and cash equivalents at end of the period	$55,242	$46,801

INTUITIVE MACHINES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measure
Adjusted EBITDA
The following table presents a reconciliation of net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended March 31,
(in thousands)	2024	2023
Net loss	$(120,656)	$(23,447)
Adjusted to exclude the following:
Taxes	—	3,215
Depreciation	414	296
Interest expense, net	20	279
Share-based compensation expense	3,926	207
Change in fair value of earn-out liabilities	22,597	3,726
Change in fair value of warrant liabilities	23,964	—
Change in fair value of SAFE Agreements	—	2,353
Loss on issuance of securities	68,676	—
Other income, net	(1)	(89)
Adjusted EBITDA	$(1,060)	$(13,460)
Free Cash Flow
We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.
Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:
•Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP.
•Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
•Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle.
The following table presents a reconciliation of net cash used in operating activities, the most directly comparable financial measure presented in accordance with GAAP, to free cash flow:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash used in operating activities	(6,442)	(18,666)
Purchases of property and equipment	(1,588)	(8,565)
Free cash flow	(8,030)	(27,231)

Backlog
The following table presents our backlog as of the periods indicated:

(in thousands)	March 31, 2024	December 31, 2023
Backlog	$222,380	$268,566

Backlog decreased by $46.2 million as of March 31, 2024 compared to December 31, 2023, primarily due to continued performance on existing contracts of $73.1 million and decreases related to contract value adjustments of $10.7 million primarily related to various certain fixed price contracts and task order adjustments on the OMES III contract. The decrease was slightly offset by $37.6 million in new awards primarily associated with favorable backlog adjustments to the IM-2 and IM-3 missions associated with unapproved task order modifications.